NEWS	Fonar Corporation
For Immediate Release	The Inventor of MR Scanning™
Contact: Daniel Culver	An ISO 13485 Company
Director of Communications	Melville, New York 11747
E-mail: investor@fonar.com	Phone: (631) 694-2929
www.fonar.com	Fax: (631) 390-1772

FONAR ANNOUNCES SIX MONTH AND 2ND QUARTER

FINANCIAL RESULTS FOR FISCAL 2025

*	MRI scan volume at HMCA managed sites increased 7% to 79,207 scans during the six-month period ended December 31, 2024, versus 73,776 scans for the six-month period ended December 31, 2023. MRI scan volume at HMCA owned sites decreased 4% to 26,961 scans during the six-month period ended December 31, 2024, versus 28,214 scans for the six-month period ended December 31, 2023.

*	Cash and Cash Equivalents and Short-term Investments decreased 5% to $53.7 million at December 31, 2024, versus the fiscal year ended June 30, 2024.

*	Total Revenues-Net for the six-month period ended December 31, 2024, decreased by 3% to $49.9 million, and for the quarter ended December 31, 2024, decreased by 2% to $25.0 million, versus the corresponding periods one year earlier.

*	Income from Operations for the six-month period ended December 31, 2024, decreased 38% to $7.2 million, and for the quarter ended December 31, 2024, decreased 48% to $2.6 million, versus the corresponding periods one year earlier.

*	Net Income for the six-month period ended December 31, 2024, decreased 36% to $6.4 million, and for the quarter ended December 31, 2024, decreased 48% to $2.4 million, versus the corresponding period one year earlier.

*	Diluted Net Income per Common Share for the six-month period ended December 31, 2024, decreased 33% to $0.75 and for the quarter ended December 31, 2024, decreased 44% to $0.30, versus the corresponding periods one year earlier.

*	Net Book Value Per Common Share increased to $25.66 per share at December 31, 2024.

MELVILLE, NEW YORK, February 18, 2025 - FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning™, reported today its financial results for the six-month period and 2nd quarter of fiscal 2025 which ended December 31, 2024. FONAR’s primary source of income is attributable to its wholly-owned diagnostic imaging management subsidiary, Health Management Company of America (HMCA). In 2009, HMCA managed 9 MRI scanners. Currently, HMCA manages 43 MRI scanners in New York (25) and in Florida (18).

Financial Results

Income Statement Items

Total Revenues-Net for the quarter ended December 31, 2024, decreased 2% to $25.0 million, as compared to $25.4 million for the corresponding quarter ended December 31, 2023. Total Revenues-Net for the six-month period ended December 31, 2024, decreased 3% to $49.9 million, as compared to $51.2 million for the corresponding six-month period ended December 31, 2023.

Income from Operations for the quarter ended December 31, 2024, decreased 48% to $2.6 million as compared to $4.9 million for the corresponding quarter ended December 31, 2023. Income from Operations for the six-month period ended December 31, 2024, decreased 38% to $7.2 million as compared to $11.5 million for the corresponding six-month period ended December 31, 2023.

Net Income for the quarter ended December 31, 2024, decreased 48% to $2.4 million as compared to $4.6 million for the corresponding quarter ended December 31, 2023. Net Income for the six-month period ended December 31, 2024, decreased 36% to $6.4 million as compared to $10.0 million for the corresponding six-month period ended December 31, 2023.

Diluted Net Income per Common Share Available to Common Stockholders for the quarter ended December 31, 2024, decreased 44% to $0.30 as compared to $0.54 for the corresponding quarter ended December 31, 2023.

Diluted Net Income per Common Share Available to Common Stockholders for the six-month period ended December 31, 2024, decreased 33% to $0.75 as compared to $1.12 for the corresponding six-month period ended December 31, 2023.

Selling, general & administrative expenses (SG&A) for the quarter ended December 31, 2024, increased 24% to $6.9 million, as compared to $5.6 million for the corresponding quarter ended December 31, 2023. SG&A for the six-month period ended December 31, 2024, increased 16% to $12.1 million as compared to $10.5 million for the corresponding six-month period ended December 31, 2023. Included in the SG&A is a significant reserve against accounts receivables attributable to American Transit Insurance Company, a New York based motor vehicle insurer, who has recently indicated that they are approaching insolvency. In addition, there was a new outside billing contract that increased the SG&A.

Cash Flow Statement Item

Operating Cash Flow for the six-month period ended December 31, 2024, decreased 42% to $3.9 million, compared to $6.7 million for the six-month period ended December 31, 2023.

Balance Sheet Items

Cash and cash equivalents and short-term investments were $53.7 million at December 31, 2024, as compared to $56.5 million at June 30, 2024.

Total Current Assets at December 31, 2024, were $137.7 million as compared to $140.3 million at June 30, 2024.

Total Assets were $209.1 million at December 31, 2024, as compared to $214.2 million at June 30, 2024.

Total Current Liabilities were $12.2 million at December 31, 2024, as compared to $17.9 million at June 30, 2024.

Total Liabilities at December 31, 2024, were $50.0 million, as compared to $57.5 million at June 30, 2024.

Total Stockholders’ Equity at December 31, 2024, was $159.2 million, as compared to $156.8 million at June 30, 2024.

Financial Ratios

The ratio of Total Assets / Total Liabilities at December 31, 2024, was 4.2 as compared to 3.7 at June 30, 2024.

Working Capital increased 2% to $125.4 million at December 31, 2024, as compared to $122.5 million at June 30, 2024.

Net Book Value Per Common Share increased 4% to $25.66 per share at December 31, 2024, as compared to $24.70 at December 31, 2023.

Management Discussion

Timothy Damadian, president and CEO of FONAR, said, “The total second-quarter scan volume in Fiscal 2025 at HMCA-managed MRI centers was 53,114, slightly more (0.11%) than that of the previous quarter (53,054), and 1,868 more (3.65%) than that of the second-quarter of 2024 (51,246). The first-half scan volume in Fiscal 2025 was 106,168, or 4.1% higher than that of the first-half of Fiscal 2024 (101,990).”

“Scan volume for the balance of Fiscal 2025 looks promising. A major reason is the highly anticipated addition of high-field MRIs at two existing HMCA-managed scanning centers in Nassau County, New York. Once installed, these facilities will be offering physicians and patients both a STAND-UP® MRI and a high-field MRI. These scanners complement one another perfectly and, between the two of them, will readily accommodate an exceptionally broad range of MRI needs and eliminate excessive appointment backlogs.”

“The STAND-UP® MRI, in addition to being the most “Non-Claustrophobic MRI,” offers unique diagnostic advances. It’s the only MRI that can scan patients in weight-bearing positions, including sitting and standing. It’s also the only MRI that can scan the cervical and lumbar spines in flexion and extension. These unique features can reveal pathology that would be underestimated or missed entirely on any other type of MRI scanner. In addition, the high-field MRIs provide high-resolution imaging, speed, and advanced diagnostic protocols. HMCA currently manages ten facilities that have both the STAND-UP® MRI and a high-field MRI, providing patients and physicians with the best of MRI worlds.”

“As always, we continue to seek to establish new locations or to acquire centers that will enhance our existing networks and increase their profitability. Currently, we manage 43 MRI scanners, 25 in New York and 18 in Florida.”

“I would also like to report that pursuant to our September 13, 2022 announcement of a FONAR stock repurchase plan of up to $9 million, the Company has, as of December 31, 2024, repurchased 343,485 shares at a cost of $5,607,486. FONAR is limited by the manner, timing, price, and volume restrictions of its share repurchases as prescribed in the safe harbor provisions of Rule 10b-18.”

Mr. Damadian concluded, “I remain grateful for our management team and all the FONAR and HMCA employees whose hard work and commitment continue to make the Company successful.”

Fonar Legacy

On April 25, 2001, Raymond V. Damadian, M.D., was awarded one of America’s highest honors – the Lemelson–MIT Lifetime Achievement Award – for his important contributions to the field of magnetic resonance imaging for medical diagnostics.

The Lemelson-MIT Lifetime Achievement Award is conferred annually by the Lemelson-MIT Program. Dr. Damadian was formally presented with a trophy for the Lemelson-MIT Lifetime Achievement Award on Wednesday, April 25, 2001, at a special ceremony at the Smithsonian Institute, Washington, D.C. The award is currently on display at the Raymond V. Damadian Museum, at FONAR Headquarters, Melville, NY. Visitors are welcome to visit the museum at FONAR headquarters by appointment.

In acknowledging his myriad of achievements, the event’s program stated, “Through his tenacity and willingness to defy conventional thought, Raymond Damadian changed the face of diagnostic medicine through his revolutionary application of nuclear magnetic resonance. This independent inventor designed and built the first full-body human magnetic resonance scanner, which he would later name ‘Indomitable’ in tribute to the seven arduous years in which he and his assistants toiled to invent the device.”

It went on to say, “Dr. Damadian’s original patent, granted in 1974, which led to the creation of ‘Indomitable’ and, later, all commercial MRI scanners, was given “pioneer patent” status. This status is given only to groundbreaking innovations that are separately recognized by U.S. courts because they set the foundation for new industries to occur.”

THORAX
TRANSVERSE

Raymond V. Damadian, MD, with 'Indomitable,' the World's 1st MRI machine, while on display at the Smithsonian Institute (1986).

The text from the original press release issued by MIT may be found at www.fonar.com/awards.html.

About the Lemelson-MIT Lifetime Achievement Award

The Lifetime Achievement Award is a prestigious recognition given to individuals who have made significant contributions to the field of invention and innovation throughout their careers. It is considered to be one of the top accolades for lifetime achievements in invention. The award is through a joint initiative between the Lemelson Foundation and the Massachusetts Institute of Technology (MIT). The Lemelson Foundation was founded by Jerome and Dorothy Lemelson in 1992.

About FONAR

FONAR, The Inventor of MR Scanning™, located in Melville, NY, was incorporated in 1978, and is the first, oldest and most experienced MRI Company in the industry. FONAR went public in 1981 (Nasdaq:FONR). FONAR sold the world’s first commercial MRI to Ronald J. Ross, MD, Cleveland, Ohio. It was installed in 1980. Dr. Ross and his team began the world’s first clinical MRI trials in January 1981. The results were reported in the June 1981 edition of Radiology/Nuclear Medicine Magazine. The technique used for obtaining T1 and T2 values was the FONAR technique (Field fOcused Nuclear mAgnetic Resonance), not the back projection technique. www.fonar.com/innovations-timeline.html.

FONAR’s signature product is the FONAR UPRIGHT® Multi-Position™ MRI (also known as the STAND-UP® MRI), the only whole-body MRI that performs Position™ Imaging (pMRI™) and scans patients in numerous weight-bearing positions, i.e., standing, sitting, in flexion and extension, as well as the conventional lie-down position. The FONAR UPRIGHT® MRI often detects patient problems that other MRI scanners cannot because they are lie-down, “weightless-only” scanners. The patient-friendly UPRIGHT® MRI has a near-zero patient claustrophobic rejection rate. As a FONAR customer states, “If the patient is claustrophobic in this scanner, they’ll be claustrophobic in my parking lot.” Approximately 85% of patients are scanned sitting while watching TV.

FONAR has new works-in-progress technology for visualizing and quantifying the cerebral hydraulics of the central nervous system, the flow of cerebrospinal fluid (CSF), which circulates throughout the brain and vertebral column at the rate of 32 quarts per day. This imaging and quantifying of the dynamics of this vital life-sustaining physiology of the body’s neurologic system has been made possible first by FONAR’s introduction of the MRI and now by this latest works-in-progress method for quantifying CSF in all the normal positions of the body, particularly in its upright flow against gravity. Patients with whiplash or other neck injuries are among those who will benefit from this new understanding.

FONAR’s primary source of income and growth is attributable to its wholly owned diagnostic imaging management subsidiary, Health Management Company of America (HMCA) www.hmca.com.

FONAR’s substantial list of patents includes recent patents for its technology enabling full weight-bearing MRI imaging of all the gravity sensitive regions of the human anatomy, especially the brain, extremities and spine. It includes its newest technology for measuring the Upright cerebral hydraulics of CSF in the central nervous system. FONAR’s UPRIGHT® Multi-Position™ MRI is the only scanner licensed under these patents.

UPRIGHT®, and STAND-UP® are registered trademarks. The Inventor of MR Scanning™, CSP™, MultiPosition™, UPRIGHT RADIOLOGY™, pMRI™, CFS Videography™, Dynamic™ and The Proof is in the Picture™, are trademarks of Fonar Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

ASSETS

	December 31, 2024	June 30, 2024
Current Assets:
Cash and cash equivalents	$53,583	$56,341
Short-term investments	121	136
Accounts receivable – net	3,390	4,035
Accounts receivable - related party	60	—
Medical receivable – net	23,496	23,992
Management and other fees receivable – net	42,485	41,954
Management and other fees receivable – related medical practices – net	9,677	9,865
Inventories	2,858	2,715
Prepaid expenses and other current assets	1,962	1,286
Total Current Assets	137,632	140,324

Accounts receivable – long term	724	830
Deferred income tax asset	6,113	7,223
Property and equipment – net	19,270	18,709
Note receivable – related party	607	581
Right-of-use-asset – operating leases	34,946	38,428
Right-of-use-asset – financing lease	496	531
Goodwill	4,269	4,269
Other intangible assets – net	3,407	2,870
Other assets	493	481
Total Assets	$207,957	$214,246

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	December 31, 2024	June 30, 2024
Current Liabilities:
Current portion of long-term debt	$49	$47
Accounts payable	953	1,856
Other current liabilities	3,912	7,941
Unearned revenue on service contracts	3,413	3,870
Unearned revenue on service contracts – related party	55	—
Operating lease liabilities - current portion	3,259	3,474
Financing lease liability - current portion	244	226
Customer deposits	357	443
Total Current Liabilities	12,242	17,857

Long-Term Liabilities:
Unearned revenue on service contracts	1,050	1,175
Deferred income tax liability	371	371
Due to related party medical practices	93	93
Operating lease liabilities – net of current portion	34,927	37,468
Financing lease liability – net of current portion	290	395
Long-term debt, less current portion	7	67
Other liabilities	26	32

Total Long-Term Liabilities	36,764	39,601
Total Liabilities	49,006	57,458

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

LIABILITIES AND STOCKHOLDERS’ EQUITY (Continued)

STOCKHOLDERS' EQUITY:	December 31, 2024	June 30, 2024
Class A non-voting preferred stock $.0001 par value; 453 shares authorized at December 31, 2024 and June 30, 2024, 313 issued and outstanding at December 31, 2024 and June 30, 2024	$—	$—
Preferred stock $.001 par value; 567 shares authorized at December 31, 2024 and June 30, 2024, issued and outstanding – none	—	—
Common Stock $.0001 par value; 8,500 shares authorized at December 31, 2024 and June 30, 2024, 6,207 and 6,373 issued at December 31, 2024 and June 30, 2024, respectively, 6,203 and 6,328 outstanding at December 31, 2024 and June 30, 2024 respectively	1	1
Class B Common Stock (10 votes per share) $.0001 par value; 227 shares authorized at December 31, 2024 and June 30, 2024; .146 issued and outstanding at December 31, 2024 and June 30, 2024	—	—
Class C Common Stock (25 votes per share) $.0001 par value; 567 shares authorized at December 31, 2024 and June 30, 2024, 383 issued and outstanding at December 31, 2024 and June 30, 2024	—	—
Paid-in capital in excess of par value	178,758	180,608
Accumulated deficit	(8,525)	(13,624)
Treasury stock, at cost – 4 shares of common stock at December 31, 2024 and 45 shares of common stock at June 30, 2024	(395)	(1,017)
Total Fonar Corporation’s Stockholders’ Equity	169,839	165,968
Noncontrolling interests	(10,888)	(9,180)
Total Stockholders' Equity	158,951	156,788
Total Liabilities and Stockholders' Equity	$207,957	$214,246

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE THREE MONTHS ENDED DECEMBER 31,
REVENUES	2024	2023
Patient fee revenue – net of contractual allowances and discounts	$7,944	$8,221
Product sales	25	55
Service and repair fees	1,759	1,778
Service and repair fees - related parties	45	28
Management and other fees	12,189	12,316
Management and other fees - related medical practices	2,988	2,988
Total Revenues – Net	24,950	25,386
COSTS AND EXPENSES
Costs related to patient fee revenue	4,623	4,602
Costs related to product sales	221	302
Costs related to service and repair fees	938	784
Costs related to service and repair fees - related parties	28	12
Costs related to management and other fees	7,801	7,208
Costs related to management and other fees – related medical practices	1,601	1,590
Research and development	376	416
Selling, general and administrative expenses	6,927	5,587
Total Costs and Expenses	22,515	20,501
INCOME FROM OPERATIONS	2,435	4,885
Other Income and (Expenses)
Interest Expense	(6)	(10)
Investment income – related party	13	—
Investment Income	524	534
Other income – Related party	—	577
Other income	1	—
Income Before Provision for Income Taxes and Noncontrolling Interests	2,967	5,986
Provision for Income Taxes	(762)	(1,366)
Net Income	2,205	4,620
Net Income - Noncontrolling Interests	(241)	(861)
Net Income – Attributable to FONAR	$1,964	$3,759
Net Income Available to Common Stockholders	$1,840	$3,525
Net Income Available to Class A Non-Voting Preferred Stockholders	$93	$175
Net Income Available to Class C Common Stockholders	$31	$59
Basic Net Income Per Common Share Available to Common Stockholders	$0.29	$0.55
Diluted Net Income Per Common Share Available to Common Stockholders	$0.29	$0.54
Basic and Diluted Income Per Share – Class C Common	$0.08	$0.16
Weighted Average Basic Shares Outstanding – Common Stockholders	6,303	6,437
Weighted Average Diluted Shares Outstanding - Common Stockholders	6,431	6,565
Weighted Average Basic and Diluted Shares Outstanding - Class C Common	383	383

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE SIX MONTHS ENDED DECEMBER 31,
REVENUES	2024	2023
Patient fee revenue – net of contractual allowances and discounts	$15,431	$16,896
Product sales	145	219
Service and repair fees	3,751	3,643
Service and repair fees - related parties	90	55
Management and other fees	24,518	24,436
Management and other fees - related medical practices	5,975	5,975
Total Revenues – Net	49,910	51,224
COSTS AND EXPENSES
Costs related to patient fee revenue	9,269	9,029
Costs related to product sales	442	405
Costs related to service and repair fees	2,029	1,633
Costs related to service and repair fees - related parties	96	25
Costs related to management and other fees	15,111	14,231
Costs related to management and other fees – related medical practices	3,174	3,109
Research and development	683	883
Selling, general and administrative expenses	12,065	10,453
Total Costs and Expenses	42,869	39,768
INCOME FROM OPERATIONS	7,041	11,456
Other Income and (Expenses)
Interest Expense	(14)	(58)
Investment income – related party	26	—
Investment Income	1,163	1,040
Other income – Related party	—	577
Other income	—	1
Income Before Provision for Income Taxes and Noncontrolling Interests	8,216	13,016
Provision for Income Taxes	(2,011)	(3,036)
Net Income	6,205	9,980
Net Income - Noncontrolling Interests	(1,106)	(2,115)
Net Income – Attributable to FONAR	$5,099	$7,865
Net Income Available to Common Stockholders	$4,775	$7,375
Net Income Available to Class A Non-Voting Preferred Stockholders	$241	$365
Net Income Available to Class C Common Stockholders	$83	$125
Basic Net Income Per Common Share Available to Common Stockholders	$0.76	$1.14
Diluted Net Income Per Common Share Available to Common Stockholders	$0.74	$1.12
Basic and Diluted Income Per Share – Class C Common	$0.22	$0.33
Weighted Average Basic Shares Outstanding – Common Stockholders	6,313	6, 448
Weighted Average Diluted Shares Outstanding - Common Stockholders	6,441	6,576
Weighted Average Basic and Diluted Shares Outstanding - Class C Common	383	383

FONAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts and shares in thousands, except per share amounts)

(UNAUDITED)

	FOR THE SIX MONTHS ENDED DECEMBER 31,
	2024	2023
Cash Flows from Operating Activities:
Consolidated Net income	$6,205	$9,980
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,298	2,415
Net Change in operating right of use assets and lease liabilities	(63)	119
Provision for credit losses	1,279	355
Deferred tax expense	1,111	2,284
Gain on sale of equipment – related party	—	(577)
Changes in operating assets and liabilities, net:
Accounts, medical and management fee receivable(s)	(435)	(4,958)
Notes receivable	—	50
Notes receivable – related party	(26)	—
Inventories	(143)	(265)
Prepaid expenses and other current assets	(677)	217
Other assets	(11)	22
Accounts payable	(903)	(244)
Other current liabilities	(4,556)	(2,341)
Financing lease liabilities	(86)	(108)
Customer deposits	(87)	(3)
Other liabilities	(7)	(19)
Net cash provided by operating activities	3,899	6,689
Cash Flows from Investing Activities:
Purchases of property and equipment	(2,552)	(192)
Proceeds from short term investments	15	—
Cost of patents	(20)	(20)
Net cash used in investing activities	(2,557)	(212)
Cash Flows from Financing Activities:
Repayment of borrowings and capital lease obligations	(58)	(21)
Sale of noncontrolling interest	132	—
Purchase of treasury stock	(1,341)	(1,885)
Distributions to noncontrolling interests	(2,833)	(2,626)
Net cash used in financing activities	(4,100)	(4,532)
Net (Decrease) Increase in Cash and Cash Equivalents	(2,758)	1,945
Cash and Cash Equivalents - Beginning of Period	56,341	51,280
Cash and Cash Equivalents - End of Period	$53,583	$53,225